EXHIBIT 99

Empire Petroleum Reports Results for First Quarter 2025 and Advances Operational Initiatives

TULSA, OK – (May 14, 2025) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today reported operational and financial results for the first quarter 2025.

FIRST QUARTER 2025 HIGHLIGHTS

o	Produced Q1-2025 net production volumes of 2,049 barrels of oil equivalent per day (“Boe/d”) including 1,329 barrels of oil per day (“Bbls/d”);
■	Boe/d is comprised of 65% oil, 17% natural gas liquids (“NGLs”), and 18% natural gas;

o	Initiating phase one of Enhanced Oil Recovery (“EOR”) efforts in the Starbuck Drilling Program (“Starbuck”) in North Dakota yielded encouraging early results, with daily production increasing significantly from approximately 80 bbls/d to more than 1,200 bbls/d during initial operations;
■	Extreme winter conditions and technical setbacks, including a pipeline failure and manufacturing defects in the EOR units, temporarily disrupted operations and resulted in a short-term 75% decrease in net production;
■	As of early Q2-2025, the failed pipeline has been fully replaced, and all three EOR units have been restored to service with interim solutions in place;
■	Empire expects to finalize the patented design specifications for its hydrocarbon vaporization technology, which target sustained heat levels between 550-650 degrees Fahrenheit, by end of Q2-2025;

o	Empire completed its technical evaluation of its Texas region and is preparing to initiate drilling operations in the second half of 2025;
■	Historically, development in the area has focused on vertical wells, but recent analysis identified six to seven prospective pay zones with potential for horizontal development;
■	The Company has completed its necessary infrastructure to support its planned drilling program and continues to position itself for long-term, capital-efficient growth in the area; and

o	Reported Q1-2025 total product revenue $9.0 million, a net loss of $4.2 million, or ($0.12) per diluted share;
■	Adjusted EBITDA of ($0.6) million for Q1-2025.

2025 OUTLOOK

“Empire’s first-quarter results reflect the temporary production losses caused by severe weather and operational disruptions, which contributed to a net loss for the quarter,” said Phil Mulacek, Chairman of the Board. “Despite these short-term impacts, our flexible structure and multi-basin footprint allow us to quickly adapt to changing market conditions and technical developments in real time. Whether advancing our EOR efforts in North Dakota or securing new regulatory approvals in Texas, we remain focused on allocating capital where it can deliver the greatest long-term value. We’ve seen natural gas prices rebound from a low of $1.30 to an upward trend of $4.50, $5.50, and even $6.50. With multiple stacked pays of oil and gas, our Texas assets are well-positioned to capitalize on this momentum over the next one to five years.”

Mike Morrisett, President and CEO, added, “We entered 2025 with clear strategic priorities, and Q1 marked continued progress across several fronts, from field-level optimizations in North Dakota to new permitting activity in Texas and New Mexico. We are responding dynamically to new data and operational results, which allow us to fine-tune our approach in each region and ensure we’re maximizing performance and recovery. Our operational agility remains a core advantage in the current energy landscape.”

North Dakota – Williston Basin:

o	Empire remains focused on stabilizing and optimizing EOR operations in the Starbuck region following initial setbacks and partial system restoration;
■	Since restoring partial operations, production has already increased nearly 70%;
■	Expectations are to reach recovery and performance over the next 3-5 quarters of steady-state EOR operations; and
■	Continued progress is dependent on consistent technical performance and seasonal operating stability.

New Mexico – Permian Basin:

o	After four years of expenditures, Empire is close to a resolution with the New Mexico Oil Conservation Commission (“NMOCD”) related to Empire’s applications to revoke the existing four permits granted and deny the five new applications for what the Company believes to be the illegal dumping of wastewater into Eunice Monument South Unit’s (“EMSU”) Unitized Interval by third-party Saltwater Disposal (“SWD”) Companies;
■	Following resolution with the NMOCD, Empire will proceed with the litigation for trespass and damages against all third-party SWD Operators, who the Company believes to be illegally disposing wastewater into the EMSU Unitized Interval;
■	The long-standing litigation has negatively impacted Empire’s results by over $30.0 million in additional costs from May 2021 to present;
■	These legal expenses have contributed to elevated operating costs in recent periods; and
■	Upon final resolution, the Company expects a meaningful reduction in operating expenses, which is projected to positively impact the bottom line and further strengthen its financial position.

Texas – East Texas Basin:

o	Advancements in technology, reservoir modeling, and improved hydraulic fracturing techniques have significantly enhanced the development potential of the region;
■	These improvements allow for more precise targeting of productive zones, increased recovery rates, and more efficient use of capital;
o	Empire is currently evaluating horizontal well designs to maximize production from the prospective pay zones identified in the area; and
■	By targeting these stacked formations with horizontal drilling, the Company aims to unlock greater long-term value and improve overall project economics.

FIRST QUARTER 2025 FINANCIAL AND OPERATIONAL RESULTS

	Q1-25	Q4-24	% Change Q1-25 vs. Q4-24	Q1-24	% Change Q1-25 vs. Q1-24

Net equivalent sales (Boe/d)	2,049	2,356	-13%	2,207	-7%
Net oil sales (Bbls/d)	1,329	1,581	-16%	1,437	-7%
Realized price ($/Boe)	$48.76	$46.48	5%	$50.96	-4%
Product Revenue ($M)	$8,992	$10,077	-11%	$10,235	-12%
Net Loss ($M)	($4,221)	($4,193)	-1%	($3,974)	-6%
Adjusted Net Loss ($M)[1]	($4,253)	($4,193)	-1%	($3,865)	-10%
Adjusted EBITDA ($M)[1]	($553)	($260)	-113%	($729)	24%

__________________________

1 Adjusted net loss and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

Net sales volumes for Q1-2025 were 2,049 Boe/d, including 1,329 barrels of oil per day; 349 barrels of NGLs per day, and 2,221 thousand cubic feet per day (“Mcf/d”) or 370 Boe/d of natural gas. Oil sales volumes decreased approximately 9% compared to Q1-2024 primarily due to five wells being down to redrill in North Dakota during Q1-2025.

Empire reported Q1-2025 total product revenue $9.0 million versus $10.2 million in Q1-2024. Contributing to the decrease were lower oil and NGL sales volumes and lower realized oil prices.

Lease operating expenses in Q1-2025 decreased to $5.8 million versus $7.4 million in Q1-2024 primarily due to lower workover costs. Q1-2025 workover expense decreased to $0.4 million versus $2.0 million in Q1-2024. Higher workover expense in 2024 was primarily in New Mexico as Empire continued work in the region to enhance and maintain production.

Production and ad valorem taxes for Q1-2025 were $0.7 million versus $0.8 million in Q1-2024, as a result of lower product revenues.

Depreciation, Depletion, and Amortization (“DD&A”) and Accretion for Q1-2025 was $2.8 million versus $2.0 million for Q1-2024. The increase in DD&A is primarily due to the acquisition of additional working interest and the impact of the capitalized costs associated with the new drilling as part of Empire’s Starbuck Drilling Program in North Dakota. Accretion increased slightly due to the new drilling activity.

General and administrative expenses, excluding share-based compensation expense, was $3.2 million, or $17.34 per Boe in Q1-2025 versus $2.9 million, or $14.33 per Boe in Q1-2024. The increase in expenses was primarily due to an increase in salaries and benefits associated with an increase in employee headcount.

Interest expense for Q1-2025 slightly decreased, compared to Q1-2024, primarily due to certain non-cash interest expense in Q1-2024 from the convertible promissory note partially offset by a higher average outstanding balance on the Company’s credit facility.

Empire recorded a net loss of $4.2 million in Q1-2025, or ($0.12) per diluted share, versus a Q1-2024 net loss of $4.0 million, or ($0.15) per diluted share.

Adjusted EBITDA was ($0.6) million for Q1-2025 compared to Adjusted EBITDA of ($0.7) million in Q1-2024.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For Q1-2025, Empire invested approximately $2.7 million in capital expenditures, primarily related to the continued drilling and completions activity related to Empire’s Starbuck Drilling Program in North Dakota.

As of March 31, 2025, Empire had approximately $1.1 million in cash on hand and approximately $7.8 million available on its credit facility.

UPDATED PRESENTATION

An updated Company presentation will be posted to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with their existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Mike Morrisett	Kali Carter
President & CEO	Communications & Investor Relations Manager
539-444-8002	918-995-5046
Info@empirepetrocorp.com	IR@empirepetrocorp.com

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, including inflation, tariffs and interest rates, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Revenue:
Oil Sales	$8,049	$9,445	$9,442
Gas Sales	548	74	377
Natural Gas Liquids ("NGLs") Sales	395	558	416
Total Product Revenues	8,992	10,077	10,235
Other	10	11	10
Loss on Derivatives	—	—	(858)
Total Revenue	9,002	10,088	9,387

Costs and Expenses:
Lease Operating Expense	5,766	5,881	7,387
Production and Ad Valorem Taxes	712	887	833
Depletion, Depreciation & Amortization	2,226	2,493	1,490
Accretion of Asset Retirement Obligation	526	520	485
General and Administrative Expense:
General and Administrative	3,197	3,713	2,879
Stock-Based Compensation	531	519	710
Total General and Administrative Expense	3,728	4,232	3,589

Total Cost and Expenses	12,958	14,013	13,784

Operating Loss	(3,956)	(3,925)	(4,397)

Other Income and (Expense):
Interest Expense	(296)	(269)	(315)
Other Income	31	1	738
Loss before Taxes	(4,221)	(4,193)	(3,974)

Income Tax (Provision) Benefit	—	—	—

Net Loss	$(4,221)	$(4,193)	$(3,974)

Net Loss per Common Share:
Basic	$(0.12)	$(0.13)	$(0.15)
Diluted	$(0.12)	$(0.13)	$(0.15)
Weighted Average Number of Common Shares Outstanding:
Basic	33,821,203	33,034,333	25,688,427
Diluted	33,821,203	33,034,333	25,688,427

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Net Sales Volumes:
Oil (Bbl)	119,635	145,442	130,760
Natural gas (Mcf)	199,868	208,698	211,820
Natural gas liquids (Bbl)	31,453	36,556	34,785
Total (Boe)	184,400	216,781	200,848

Average daily equivalent sales (Boe/d)	2,049	2,356	2,207

Average Price per Unit:
Oil ($/Bbl)	$67.28	$64.94	$72.21
Natural gas ($/Mcf)	$2.74	$0.35	$1.78
Natural gas liquids ($/Bbl)	$12.56	$15.26	$11.97
Total ($/Boe)	$48.76	$46.48	$50.96

Operating Costs and Expenses per Boe:
Lease operating expense	$31.27	$27.13	$36.78
Production and ad valorem taxes	$3.86	$4.09	$4.15
Depreciation, depletion, amortization and accretion	$14.92	$13.90	$9.84
General & administrative expense:
General & administrative expense (excluding stock-based compensation)	$17.34	$17.13	$14.33
Stock-based compensation	$2.88	$2.39	$3.54
Total general & administrative expense	$20.22	$19.52	$17.87

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$1,081	$2,251
Accounts Receivable	7,876	8,155
Inventory	1,504	1,305
Prepaids	1,106	640
Total Current Assets	11,567	12,351

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	143,247	140,675
Less: Accumulated Depletion, Amortization and Impairment	(34,106)	(31,974)
Total Oil and Gas Properties, Net	109,141	108,701
Other Property and Equipment, Net	1,550	1,391
Total Property and Equipment, Net	110,691	110,092

Other Noncurrent Assets	1,425	1,425

TOTAL ASSETS	$123,683	$123,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,022	$10,452
Accrued Expenses	10,947	10,348
Current Portion of Lease Liability	354	400
Current Portion of Long-Term Debt	691	70
Total Current Liabilities	24,014	21,270

Long-Term Debt	11,558	11,266
Long-Term Lease Liability	87	144
Asset Retirement Obligations	28,949	28,423
Total Liabilities	64,608	61,103

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 33,710,727 and 33,667,132 Shares Issued and Outstanding, Respectively	93	93
Additional Paid-in-Capital	144,020	143,489
Accumulated Deficit	(85,038)	(80,817)
Total Stockholders' Equity	59,075	62,765

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$123,683	$123,868

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Cash Flows From Operating Activities:
Net Loss	$(4,221)	$(4,193)	$(3,974)

Adjustments to Reconcile Net Loss to Net Cash
Provided By (Used In) Operating Activities:
Stock Compensation and Issuances	531	519	710
Amortization of Right of Use Assets	121	132	136
Depreciation, Depletion and Amortization	2,226	2,493	1,490
Accretion of Asset Retirement Obligation	526	520	485
(Gain) Loss on Derivatives	—	—	858
Settlement on or Purchases of Derivative Instruments	—	—	(11)
Gain on Financial Derivatives	—	—	(738)
Gain on Sale of Other Fixed Assets	(32)	—	—
Change in Operating Assets and Liabilities:
Accounts Receivable	279	(2,005)	1,065
Inventory, Oil in Tanks	(199)	195	(364)
Prepaids, Current	94	(64)	(2)
Accounts Payable	1,676	(7,254)	4,339
Accrued Expenses	599	1,073	361
Other Long Term Assets and Liabilities	13	(178)	(446)
Net Cash Provided By (Used In) Operating Activities	1,613	(8,762)	3,909

Cash Flows from Investing Activities:
Additions to Oil and Natural Gas Properties	(2,680)	(4,460)	(16,941)
Disposal of Other Fixed Assets	49	—	—
Purchase of Other Fixed Assets	(18)	(12)	(31)
Cash Paid for Right of Use Assets	(113)	(123)	(125)
Net Cash Used In Investing Activities	(2,762)	(4,595)	(17,097)

Cash Flows from Financing Activities:
Borrowings on Credit Facility	—	2,700	3,950
Proceeds from Promissory Note - Related Party	—	—	5,000
Proceeds from Rights Offering, net of transaction costs	—	9,973	—
Principal Payments of Debt	(21)	(215)	(62)
Net Cash Provided By (Used In) Financing Activities	(21)	12,458	8,888

Net Change in Cash	(1,170)	(899)	(4,300)

Cash - Beginning of Period	2,251	3,150	7,791

Cash - End of Period	$1,081	$2,251	$3,491

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Loss”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net loss is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands, except share data)

Net Loss	$(4,221)	$(4,193)	$(3,974)

Adjusted for:
(Gain) loss on derivatives	—	—	858
Settlement on or purchases of derivative instruments	—	—	(11)
(Gain) loss on financial derivatives	—	—	(738)
Gain on Sale of Other Fixed Assets	(32)	—	—
Adjusted Net Loss	$(4,253)	$(4,193)	$(3,865)

Diluted Weighted Average Number of Common Shares Outstanding	33,821,203	33,034,333	25,688,427
Adjusted Net Loss Per Common Share	$(0.13)	$(0.13)	$(0.15)

The Company defines adjusted EBITDA as net loss plus net interest expense, DD&A, accretion, amortization of right of use assets, income tax provision (benefit), and other adjustments. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income (loss), as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands)

Net Loss	$(4,221)	$(4,193)	$(3,974)

Add Back:
Interest expense	296	269	315
DD&A	2,226	2,493	1,490
Accretion	526	520	485
Amortization of right-of-use assets	121	132	136
EBITDA	$(1,052)	$(779)	$(1,548)

Adjustments:
Stock based Compensation	531	519	710
(Gain) loss on derivatives	—	—	858
Settlement on or purchases of derivative instruments	—	—	(11)
(Gain) loss on financial derivatives	—	—	(738)
Gain on Sale of Other Fixed Assets	(32)	—	—

Adjusted EBITDA	$(553)	$(260)	$(729)